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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     This Agreement, dated April 1, 1999, is by and between GARY PLAYER DIRECT, INC. (the "Corporation") and KENT D. KRAUSMAN (the "Employee").

     The Corporation desires to employ the Employee and the Employee desires to be employed by the Corporation, upon the terms and conditions set forth in this Agreement.

     The parties hereby enter into this Agreement to set forth their mutual promises and understandings, and mutually acknowledge the receipt and sufficiency of valuable consideration in addition to the mutual promises, conditions and understandings set forth below.

                                   ARTICLE I

                               EMPLOYMENT DUTIES

                              AND RESPONSIBILITIES

     Section 1.1 Employment. The Corporation hereby employs the Employee. The Employee accepts such employment and agrees to abide by the Articles of Incorporation, By-Laws and the decisions of the Board of Directors of the Corporation.

     Section 1.2 Term of Employment. The term of this Agreement shall be for a period of two (2) years commencing on the 1st day of April, 1999.

     Section 1.3 Duties and Responsibilities. The Employee is employed pursuant to the terms of this Agreement and agrees to devote his time, attention, skill, energies and efforts to the faithful performance of his duties under this Agreement. The Employee shall serve as a Senior Vice President of the Corporation, and shall perform such duties as may be determined and assigned to him by the Board of Directors of the Corporation. The Employee agrees to dedicate up to (20) hours per week of his work time to the affairs of the Corporation in his capacity as defined herein.

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     Section 1.4  Working Facilities.  The Employee shall be furnished with materials, equipment, facilities and services suitable to the position and adequate for the performance of the duties of the Employee under this Agreement. The parties anticipate that the Employee shall discharge his duties hereunder from his offices in Denver, Colorado.

     Section 1.5 Expenses. Employee shall be reimbursed for reasonable travel and other business-related expenses incurred in the furtherance of the business of the Corporation in accordance with the general policy of the Corporation as adopted from time to time by the Board. Reimbursement of expenses shall be made by the Corporation upon submission by Employee of a statement itemizing the expenses incurred or such other verification as the Corporation may reasonably request.

     Section 1.6 Review by Corporation. The Employee agrees that all work performed pursuant to this Agreement shall be subject to the review and study of the Corporation.


                                   ARTICLE II

                                  COMPENSATION

     Section 2.1 Base Salary. The Corporation shall pay to the Employee during the term of this Agreement a monthly salary of $5,000.00 payable in accordance with the Corporation's usual payment practices, but not less frequently than monthly.

     Section 2.2 Bonus. In addition to the annual salary, the Employee shall receive an incentive bonus, to be determined by the Corporation's Board of Directors, which shall be commensurate with other executive-level bonuses.

     Such bonus shall be paid within sixty (60) days after each fiscal year end of the Corporation.

     All such compensation shall be subject to customary withholding taxes and other employment taxes as required with respect thereto.

     Section 2.3 Incentive Stock Option. The Employee shall be granted an incentive stock option pursuant to the Corporation's Incentive Stock Option Plan.



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                                  ARTICLE III

                               TERM OF EMPLOYMENT

                                AND TERMINATION

     Section 3.1 Term. This Agreement shall be for a period of two years commencing on its effective date, subject, however, to termination during such period as provided in this Article. This Agreement shall be renewed automatically for succeeding periods of one year on the same terms and conditions as contained in this Agreement unless either the Corporation, by its Board of Directors, or the Employee shall, at least 30 days prior to the expiration of the initial two year term or at least 30 days prior to the expiration of any subsequent one year period, give written notice to the other party of the intention not to renew this Agreement.

     Section 3.2 Termination by Employee or Termination by the Corporation Without Cause. The Employee may terminate this Agreement at any time upon giving 30 days' written notice to the Board of Directors. In such event, the Employee, if requested by the Board of Directors, shall continue to render the services required under this Agreement and shall be paid the compensation set forth in this Agreement up to the date of termination.

     The Board of Directors, without cause, may terminate this Agreement at any time upon giving 30 days' written notice to the Employee. In such event, the Employee, if requested by the Board of Directors, shall continue to render the services required under this Agreement and shall be paid the compensation set forth in this Agreement up to the date of termination. Provided however, if the Corporation terminates the employment without cause during the initial two-year term, the Employee shall receive severance pay equal to the monthly compensation due hereunder multiplied by a number equal to the number of full months remaining under the initial two-year term divided by three. Said payments shall be payable on a monthly basis thereafter until paid in full.

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     Section 3.3  Termination With Cause.  The Board of Directors of the
Corporation may terminate the Employee at any time without notice by reason of misconduct by the Employee or for other cause contrary to the best interests of the Corporation immediately upon written notice, for good cause, which for the purposes of this Agreement shall mean:

          (a) the intentional and continued failure by Employee to substantially perform his duties pursuant to this Agreement after a written demand by the Corporation identifying the manner in which it believes Employee has not substantially performed his duties; or

          (b)  a breach of this Agreement, or

          (c) indictment of a criminal proceeding against Employee or commission of an act involving a felony or moral turpitude; or

          (d) the commission of common law fraud, embezzlement, theft or unethical business conduct against the Corporation or conduct involving a third party which, directly or indirectly significantly impairs the reputation of, or harms, the Corporation, its subsidiaries or affiliates; or

          (e) the commission of intentional wrongful damage to property of the Corporation; or

          (f) a breach of Employee's fiduciary obligations to the Corporation or its subsidiaries; or

          (g) any willful acts by the Employee which are knowingly not in the best interests of the Corporation.

     Neither the Employee nor his heirs shall be entitled to receive from the Corporation, its successors or assigns, upon, after or as a result of any termination of Employee's employment and/or termination or expiration of this Agreement pursuant to any provision of this paragraph, any type of salary continuation, severance payment, bonus or any further compensation or benefits.

     Section 3.4 Termination Upon Disability of Employee. In the event the Employee, by reason of physical or mental disability (excluding transitory illnesses), shall be unable to perform the services required of Employee hereunder for a continuous thirty (30) day period or for more than sixty (60) days in any twelve-

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month period, the Board of Directors may terminate employment upon ten (10)
days' prior written notice. In the event of a disagreement concerning the existence of any such disability, the determination shall be made by two physicians, one designated by the Corporation and one by the Employee. If these two physicians cannot agree, they shall appoint a third physician and the determination of the majority shall be conclusive and binding on the Corporation and the Employee. All costs so incurred shall be borne equally by the Corporation and such Employee.

     Section 3.5 Termination Upon Death of Employee. This Agreement is terminated in the event of the Employee's death.


                                   ARTICLE IV

                  PROPRIETARY INFORMATION INVENTIONS AGREEMENT

                                AND NON-COMPETE

     The Employee shall execute a Proprietary Information Inventions Agreement and a Non-Compete Agreement in the form attached hereto and incorporated herein by reference as Exhibit A.


                                   ARTICLE V

                                GENERAL MATTERS

     Section 5.1 Colorado Law. It is the intention of the parties hereto that this Agreement and its performance hereunder be construed in accordance with and pursuant to the laws of the State of Colorado and that, in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the law of the State of Colorado shall be applicable and shall govern to the exclusion of any forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     Section 5.2 No Waiver. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.



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     Section 5.3  Amendment. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by all of the parties.

     Section 5.4 Effect of Agreement. The terms of this Agreement shall be binding upon and inure to the benefit of the Employee and the Corporation and their heirs, personal representatives, successors and assigns to the extent that any such benefits survive or may be assigned under the terms of this Agreement. Notwithstanding anything to the contrary herein the Employee's services contracted under this Agreement are personal to the Employee and shall not be assignable.

     Section 5.5 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained in this Agreement shall survive the termination of this Agreement.

     Section 5.6 Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     Section 5.7 Text to Control. The headings of articles and sections are included solely for convenience or reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     Section 5.8 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in the Agreement.

     Section 5.9 Complete Agreement. This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supercede all other agreements between the parties, whether oral or written. The parties acknowledge that neither of them has made any representations with respect to the subject matter of this Agreement, including the execution and

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delivery hereof, except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any statement or representation that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

     Dated this 1st day of April, 1999.

                                   GARY PLAYER DIRECT, INC.:


                                   By: /s/ Alfonso J. Cervantes, Jr.
                                      ------------------------------
                                      Alfonso J. Cervantes, Jr.,
                                      President and CFO



                                   EMPLOYEE:

                                   /s/ Kent D. Krausman
                                   ---------------------------------
                                   Kent D. Krausman




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